UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015, the Company appointed Robert N. Dammarell, 51, to serve as the Company’s Controller and principal accounting officer effective August 24, 2015.

Mr. Dammarell joined the Company in 1990 and during that time has served in various financial and accounting leadership roles. From June 2011 to August 2015 he served as the Company’s Financial Reporting Manager and from March 2006 to June 2011 as the Corporate Accounting Manager. Since April 2015, Mr. Dammarell has served as interim Controller for the Company.

Mr. Dammarell will be paid a base salary and participate in the Company’s annual incentive and stock incentive plans commensurate with other officers of the Company with similar levels of responsibility. He will also be entitled to participate in the Company’s benefit programs generally available to officers of the Company, as well as the Company’s Executive Severance and Change of Control Plans.

There are no arrangements or understandings between Mr. Dammarell and any other person pursuant to which he was selected as an officer. He does not have any family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2015

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary